Numerex Corp. Contact:
Rick Flynt
770 615-1387

Exhibit 99.1
Press Release

For Immediate Release

Numerex Reports Third Quarter 2015 Financial Results

ATLANTA, GA, November 4, 2015—Numerex Corp (NASDAQ:NMRX), a leading provider of managed machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT), today announced financial results for its third quarter ended September 30, 2015.

“While the Third Quarter was challenging, significant changes were made in the current quarter including hiring a new Chief Executive Officer, Chief Revenue Officer and Chief Marketing Officer.  These organizational changes are all designed to support the Company’s drive to implement a customer-centric culture focused on growing, running and building a world-class managed services and solutions business with very high recurring revenues as a percentage of total revenues” said Marc Zionts, Chief Executive Officer.

Q3 of 2015 Comparisons to Q3 of 2014

•	Net revenues in Q3 of 2015 were $23.3 million compared to $25.7 million in Q3 of 2014.
•	Subscription and Support revenues were $15.6 million in Q3 of 2015, compared to $17.4 million in Q3 of 2014.
•
Loss from continuing operations, net of income taxes, was $16.4 million in Q3 2015, including the establishment of a $10.1 million tax valuation allowance, compared to net income of $263 thousand in Q3 of 2014.

•	Adjusted EBITDA in Q3 of 2015 was $1.7 million compared to $3.3 million in Q3 of 2014.

9 month Year-to-Date 2015 Comparison to 9 month Year-to-Date 2014

•	Net revenues increased to $70.7 million in 2015 compared to $69.0 million in 2014.
•	Subscription and Support revenues increased to $48.9 million in 2015 compared to $47.5 million in 2014.
•
Loss from continuing operations, net of income taxes, was $16.7 million in 2015, including the establishment of a $10.1 million tax valuation allowance, compared to income of $1.6 million in 2014, which included a $1.1 million pre-tax gain on the sale of a cost method investment in a privately-held business.

•	Adjusted EBITDA in 2015 was $7.4 million compared to $9.1 million in 2014.

Mr. Zionts continued, “I am excited about the IoT market and the possibilities it opens to us. It is a large market, growing larger and is highly fragmented.  Our team has done a great job building the company to its current level, but our Board saw that it was time for a change that could help the company evolve to its next stage of growth and position the organization to take advantage of the future market opportunities.  While I know that change can be challenging for a mid-sized company, I’m committed to making the right moves to position us for the long term, despite some sacrifices over the next few quarters.”

Financial Metrics
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Non-GAAP Measures*	2015	2014	2015	2014

Adjusted EBITDA ($ in millions)	$ 1.7	$ 3.3	$ 7.4	$ 9.1
Adjusted EBITDA as a percent of total revenue	7.1%	13.0%	10.4%	13.2%
Adjusted EBITDA per diluted share	$ 0.09	$ 0.17	$ 0.39	$ 0.47
______________
* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial Measures" for a discussion of these non-GAAP items and a reconciliation to the most comparable GAAP measure.

GAAP Measures

Subscription and support revenues ($ in millions)	$ 15.6	$ 17.4	$ 48.9	$ 47.5
Gross margin -- subscription and support revenues	58.2%	59.8%	59.6%	60.8%
(Loss) income from continuing operations, net of
income taxes ($ in millions)	$ (16.4)	$ 0.3	$ (16.7)	$ 1.6
Diluted EPS from continuing operations	$ (0.86)	$ 0.01	$ (0.88)	$ 0.09

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to 4:30 p.m. Eastern Time start time. A live webcast of the call will also be available at www.numerex.com under the Investor Relations section. The audio replay will be posted two hours after the end of the call on the Company’s website or by dialing (855) 859-2056 or (404) 537-3406 if outside the US and Canada and entering the conference ID 6445 0661. The replay will be available for the next 10 days.

About Numerex
Numerex Corp. (NASDAQ:NMRX) is a leading provider of managed machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT).  The Company’s solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated M2M horizontal platforms, which are generally sold on a subscription basis. The Company offers Numerex DNA® solutions including smart Devices, Network connectivity and services, and software Applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers. The Company’s mission is to empower enterprise operations with world-class, managed IoT solutions that are simple, innovative, scalable, and secure. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to capture greater recurring subscription revenues; our ability to efficiently utilize cloud computing to expand our services; the risks that a substantial portion of revenues derived from contracts may be terminated at any time; the risks that our strategic suppliers and/ or wireless network operators materially change or disrupt the flow of products or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances, partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets and the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and the extent and timing of technological changes.

© 2015 Numerex Corp. All rights reserved. Numerex, the Numerex logo and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.

-continued-

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Net revenues:
Subscription and support revenues	$15,624	$17,429	$48,874	$47,530
Embedded devices and hardware	7,710	8,234	21,791	21,483
Total net revenues	23,334	25,663	70,665	69,013
Cost of sales, exclusive of a portion of
depreciation and amortization shown below:
Subscription and support revenues	6,538	7,011	19,728	18,647
Embedded devices and hardware	6,958	7,236	19,582	18,102
Inventory reserves	1,277	129	1,547	415
Impairment of other asset	1,275	-	1,275	-
Gross profit	7,286	11,287	28,533	31,849
Gross margin	31.2%	44.0%	40.4%	46.1%
Operating expenses:
Sales and marketing	3,047	3,029	9,136	9,066
General and administrative	4,507	3,429	12,108	11,207
Engineering and development	2,201	2,430	6,695	5,794
Depreciation and amortization	2,100	1,597	5,411	4,570
Impairment of goodwill and other intangible assets	1,250	-	1,250	-
Operating (loss) income	(5,819)	802	(6,067)	1,212
Interest expense	188	278	604	564
Other income, net	(31)	(97)	(100)	(1,272)
(Loss) income from continuing
operations before income taxes	(5,976)	621	(6,571)	1,920
Income tax expense	10,404	358	10,159	283
(Loss) income from continuing
operations, net of income taxes	(16,380)	263	(16,730)	1,637
Loss from discontinued
operations, net of income taxes	-	-	-	(492)
Net (loss) income	$(16,380)	$263	$(16,730)	$1,145

Basic earnings per share:
(Loss) income from continuing operations	$(0.86)	$0.01	$(0.88)	$0.09
Loss from discontinued operations	-	-	-	(0.03)
Net (loss) income	$(0.86)	$0.01	$(0.88)	$0.06

Diluted earnings per share:
(Loss) income from continuing operations	$(0.86)	$0.01	$(0.88)	$0.09
Loss from discontinued operations	-	-	-	(0.03)
Net (loss) income	$(0.86)	$0.01	$(0.88)	$0.06

Weighted average shares outstanding used
in computing earnings per share:
Basic	19,137	18,956	19,053	18,900
Diluted	19,137	19,263	19,053	19,253

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	December 31,
	2015	2014(1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,482	$17,270
Accounts receivable, less allowance for doubtful accounts of $2,052 and $1,106	14,092	12,287
Financing receivables, current	1,789	1,595
Inventory, net of reserve for obsolescence of $2,694 and $1,397	7,974	8,410
Prepaid expenses and other current assets	2,054	2,329
Deferred tax assets, current	-	3,161
TOTAL CURRENT ASSETS	38,391	45,052

Financing receivables, less current portion	2,687	2,984
Property and equipment, net of accumulated depreciation
and amortization of $5,981 and $3,815	4,492	4,889
Software, net of accumulated amortization of $8,658 and $6,409	6,958	6,106
Other intangible assets, net of accumulated amortization of $16,678 and $15,139	17,512	19,163
Goodwill	43,424	44,348
Deferred tax assets, less current portion	-	5,816
Other assets	1,107	2,585
TOTAL ASSETS	$114,571	$130,943

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$12,011	$12,257
Accrued expenses and other current liabilities	3,062	2,471
Deferred revenues	2,026	2,258
Current portion of long-term debt	3,750	4,251
Obligations under capital lease	-	148
TOTAL CURRENT LIABILITIES	20,849	21,385

Long-term debt, less current portion	16,537	19,350
Noncurrent deferred taxes	1,170	-
Other liabilities	1,759	1,346
TOTAL LIABILITIES	40,315	42,081

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; 3,000 authorized; none issued	-	-
Class A common stock, no par value; 30,000 authorized;
20,532 and 20,284 issued; 19,225 and 18,992 outstanding	-	-
Class B common stock, no par value; 5,000 authorized; none issued	-	-
Additional paid-in capital	101,319	99,056
Treasury stock, at cost; 1,307 and 1,292 shares	(5,444)	(5,352)
Accumulated other comprehensive loss	(95)	(48)
Accumulated deficit	(21,524)	(4,794)
TOTAL SHAREHOLDERS' EQUITY	74,256	88,862
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$114,571	$130,943
_______________________
(1) The balance sheet as of December 31, 2014 has been recast to reflect a $200 measurement period adjustment between goodwill and non-current deferred tax assets. The adjustment had no effect on the statement of operations.

NUMEREX CORP AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

Earnings before interest, taxes, depreciation and amortization expenses (EBITDA) and Adjusted EBITDA, which are presented below, are non-GAAP measures and do not purport to be alternatives to operating income as a measure of operating performance. Management believes that these measures are useful to investors and other users of our financial information in evaluating operating profitability on a more variable cost basis as they exclude the depreciation and amortization expense related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating operating performance in relation to our competitors. EBITDA is calculated by adding back interest, taxes, depreciation and amortization expense, interest expense and other expense (income), net to net income (loss).

Adjusted EBITDA is calculated by excluding the effect of non-cash and other items from the calculation of EBITDA. Management believes that this measure provides additional relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

It is management’s intent to provide non-GAAP financial information to enhance the understanding of Numerex’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

We believe that excluding depreciation and amortization of property, equipment and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

We believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Equity-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing income from continuing operations, excluding the effect of equity-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA also excludes non-cash and other items, including impairment of goodwill and intangible assets, impairment of other asset, unusual inventory reserves, costs related to hiring a new chief executive, costs and fees related to an internal ERP systems integration upgrade, a network systems evaluation and acquisition related costs.  We do not expect these costs to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.

We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
Investors commonly adjust EBITDA information to eliminate the effect of stock-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	in communications with the board of directors, analysts and investors concerning our financial performance.

Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

NUMEREX CORP. AND SUBSIDIARIES
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF
INCOME TAXES, TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
EBITDA and Adjusted EBITDA (non-GAAP)
(Loss) income from continuing operations, net of income taxes (GAAP)	$(16,380)	$263	$(16,730)	$1,637
Depreciation and amortization expense	2,381	1,789	6,163	4,969
Interest expense and other non-operating expense (income), net	157	181	504	(708)
Income tax expense	10,404	358	10,159	283
EBITDA (non-GAAP)	(3,438)	2,591	96	6,181
Equity-based compensation expense	738	694	2,319	1,833
Non-cash and other items	4,360	41	4,943	1,064
Adjusted EBITDA (non-GAAP)	$1,660	$3,326	$7,358	$9,078

(Loss) income from continuing operations, net of income
taxes, per diluted share (GAAP)	$(0.86)	$0.01	$(0.88)	$0.09
EDITDA per diluted share (non-GAAP)	(0.18)	0.13	0.01	0.32
Adjusted EBITDA per diluted share (non-GAAP)	0.09	0.17	0.39	0.47

Weighted average shares outstanding used in
computing diluted per share amounts	19,137	19,263	19,053	19,253

As noted above non-cash and other items include impairment of goodwill and intangible assets, impairment of other asset, unusual inventory reserves, costs related to hiring a new chief executive, costs and fees related to an internal ERP systems integration upgrade, a network systems evaluation, and acquisition related costs.

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